EXHIBIT 99.1
T-Mobile Announces $1.5 Billion Stock Repurchase Program

BELLEVUE, Wash. - December 6, 2017 - T-Mobile US, Inc. (NASDAQ: TMUS) today announced that its Board of Directors authorized a stock repurchase program for up to $1.5 billion of T-Mobile’s common stock through December 31, 2018.
“Since launching Un-carrier, T-Mobile has delivered unmatched growth and continues to take share in a rapidly changing and competitive wireless industry. This repurchase program underscores our Board of Directors' and management team’s confidence in our business and our commitment to creating value for shareholders,” said John Legere President and CEO of T-Mobile. “Our strong balance sheet and cash flow generation give us the ability to return capital while continuing to make significant investments in our network and operations. 2018 is going to be another exciting year in wireless and we can’t wait to get started.”
Under the repurchase program, repurchases can be made from time to time using a variety of methods, which may include open market purchases, privately negotiated transactions or otherwise (but will not include purchases of common stock by the Company from Deutsche Telekom AG, our majority stockholder), all in accordance with the rules of the Securities and Exchange Commission and other applicable legal requirements. The specific timing, price and size of purchases will depend on prevailing stock prices, general economic and market conditions, and other considerations. The repurchase program does not obligate the Company to acquire any particular amount of common stock, and the repurchase program may be suspended or discontinued at any time at the Company’s discretion.
We also understand that Deutsche Telekom AG, our majority stockholder, or its affiliates, is considering plans to purchase additional shares of our common stock. Such purchases would likely take place through December 31, 2018, all in accordance with the rules of the Securities and Exchange Commission and other applicable legal requirements.
J. Braxton Carter, Executive Vice President & Chief Financial Officer, and Mike Sievert, Chief Operating Officer, will be presenting at 8:45 a.m. Eastern Standard Time on Wednesday, December 6, 2017 at the 45th Annual UBS Global Media and Communications Conference in New York, NY, where they will discuss, in part, the repurchase program.
A live webcast of the event will be available on the Company’s Investor Relations website, http://investor.T-Mobile.com, on Wednesday, December 6, 2017 at 8:45 a.m. EST. An on-demand replay will be available shortly after the conclusion of the presentation.
About T-Mobile US, Inc.
As America's Un-carrier, T-Mobile US, Inc. (NASDAQ: TMUS) is redefining the way consumers and businesses buy wireless services through leading product and service innovation. Our advanced nationwide 4G LTE network delivers outstanding wireless experiences to 70.7 million customers who are unwilling to compromise on quality and value. Based in Bellevue, Washington, T-Mobile US provides services through its subsidiaries and operates its flagship brands, T-Mobile and MetroPCS. For more information, please visit http://www.t-mobile.com or join the conversation on Twitter using $TMUS.

Forward-Looking Statements

This news release includes "forward-looking statements" within the meaning of the U.S. federal securities laws. Any statements made herein that are not statements of historical fact, including statements about T-Mobile US, Inc.'s plans, outlook, beliefs, or opinions, are forward-looking statements. Generally, forward-looking statements may be identified by words such as "anticipate," "expect," "suggests," "plan," “project,” "believe," "intend," "estimates," "targets," "views," "may," "will," "forecast," and other similar expressions. The forward-looking statements speak only as of the date made, are based on current assumptions and expectations, and involve a number of risks and uncertainties. Important factors that could affect future results and cause those results to differ materially from those expressed in the forward-looking statements include, among others, the following: adverse economic or political conditions in the U.S. and international markets; competition in the wireless services market, including new competitors entering the industry as technologies converge; the effects any future merger or acquisition involving us, as well as the effects of mergers or acquisitions in the technology, media and telecommunications industry; challenges in implementing our business strategies or funding our wireless operations, including payment for additional spectrum or network upgrades; the possibility that we may be unable to renew our spectrum licenses on attractive terms or acquire new spectrum licenses at reasonable costs and terms; difficulties in managing growth in wireless data services, including network quality; material changes in available technology; the timing, scope and financial impact of our deployment of advanced network and business technologies; the impact on our networks and business from major technology equipment failures; breaches of our and/or our third party vendors’ networks, information technology and data security; natural disasters, terrorist attacks or similar incidents; existing or future litigation; any changes in the regulatory environments in which we operate, including any increase in restrictions on the ability to operate our networks; any disruption or failure of our third parties’ or key suppliers’ provisioning of products or services; material adverse changes in labor matters, including labor campaigns, negotiations or additional organizing activity, and any resulting financial, operational and/or reputational impact; the ability to make payments on our debt or to repay our existing indebtedness when due; adverse change in the ratings of our debt securities or adverse conditions in the credit markets; changes in accounting assumptions that regulatory agencies, including the Securities and Exchange Commission (“SEC”), may require, which could result in an impact on earnings; and changes in tax laws, regulations and existing standards and the resolution of disputes with any taxing jurisdictions; and other risks described in our filings with the SEC, including those described in our most recently filed Annual Report on Form 10-K. You should not place undue reliance on these forward-looking statements. We do not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Press Contact:	Investor Relations Contact:
Media Relations	Nils Paellmann
T-Mobile US, Inc.	T-Mobile US, Inc.
mediarelations@t-mobile.com	877-281-TMUS or 212-358-3210
http://newsroom.t-mobile.com	investor.relations@t-mobile.com
http://investor.t-mobile.com